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                                                                 EXHIBIT (23)(c)


                              ARTHUR ANDERSEN LLP





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 28, 1994 included or incorporated by reference in CMS Energy Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.




                                                         /s/ Arthur Andersen LLP



Detroit, Michigan,
 February 13, 1995.
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                              ARTHUR ANDERSEN LLP





To CMS Energy Corporation:

We are aware that CMS Energy Corporation has incorporated by reference in this registration statement its Form 10-Q for the quarter ended March 31, 1994, for the quarter ended June 30, 1994 and for the quarter ended September 30, 1994, which include our reports dated May 10, 1994, August 8, 1994 and November 10, 1994, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the registration statement prepared or certified by our Firm or reports prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.




                                                         /s/ Arthur Andersen LLP



Detroit, Michigan,
 February 13, 1995.